EXHIBIT 10.4

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         ASSIGNMENT AND ASSUMPTION AGREEMENT dated this       day of April, 2001
between Connecticut Acquisition Corp. No. 1 ("Assignor") and National Residential Properties, Inc. ("Assignee").

         WHEREAS:

         A. Assignor has sold its 8% Series A Senior Subordinated Convertible Redeemable Debentures to Louvre Investors LLC, Yellow Stream Company LLC, and Carlsbad Capital LLC having an aggregate original principal face amount of One Million United States dollars $1,000,000 (singly, a "Debenture," and collectively, the "Debentures") pursuant to a certain Securities Subscription Agreement, dated as of April , 2001 ("Subscription Agreement"); and

         B. Assignee has merged with Assignor pursuant to a April , 2001 Agreement and Plan of Merger ("Agreement"), and Assignor has become a wholly owned subsidiary of Assignee; and

         C. Assignor wishes to assign the Debentures to Assignee and Assignee is willing to assume the obligations of the Debentures in exchange for valuable consideration set forth in the Agreement.

         NOW THEREFORE, it is agreed that Assignor shall assign and Assignee shall irrevocably and unconditionally assume all of the conditions and obligations of the Subscription Agreement and Debentures, each dated as of April
, 2001 for the benefit of the Purchasers, as defined in the Subscription
Agreement, and the Holder, as defined in the Debentures, and Assignee hereby certifies that the representations and warranties contained in the Subscription
Agreement are true and correct as of the date hereof, except that the issued and outstanding shares of common stock of Assignee, and other matters pertaining specifically to the corporate governance of Assignee are as set forth in the
Assignee's most recently filed Form 10-QSB filed with the Securities and
Exchange Commission for the period ending January 31, 2001, as if Assignee has entered into and undertaken all of such obligations at the time these instruments were given, and shall render full performance under such instruments in the place and stead of Assignor.
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
                                                National Residential Properties, Inc.
Connecticut Acquisition Corp. No. 1             (Assignee)
(Assignor)


By:/s/ Connecticut Acquisition Corp. No. 1      By:/s/ National Residential Properties, Inc.
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